EXHIBIT 7.9
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                                SUPPORT AGREEMENT


            SUPPORT AGREEMENT (this "Agreement"), dated as of April 6, 2001, by
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and between Ingenico S.A., a societe anonyme organized under the laws of France ("Parent"), and Gerard Compain ("Seller").
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            WHEREAS, concurrently herewith, Parent, Idaho Acquisition Corp., a
Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and
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Idaho Corp., a Delaware corporation (the "Company"), are entering into an
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Agreement and Plan of Merger of even date herewith (the "Merger Agreement")
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providing for, among other things, a merger of Merger Sub with and into the
Company (the "Merger"), whereby each issued share of the Company's common stock
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shall be converted into the right to receive $3.30 in cash without interest thereon, upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement;

            WHEREAS, as of the date hereof, Seller beneficially owns directly
0 shares of Common Stock (the "Owned Shares") and options to acquire
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30,000 shares of Common Stock, and other equity-linked securities and arrangements (the "Options");
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            WHEREAS, as a condition to their willingness to enter into the
Merger Agreement, Parent and Merger Sub have required that Seller agree, and Seller hereby agrees, (i) to vote the Owned Shares, together with any shares of Common Stock acquired after the date hereof and prior to the Effective Time, whether upon the exercise of Options, conversion of convertible securities or otherwise (collectively, the "Voting Shares"), in favor of the Merger and the
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Agreement and the transactions contemplated thereby and (ii) to enter into the other agreements set forth herein; and

            NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

            1.  Agreement to Vote.
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            1.1 Voting. Seller hereby agrees that, during the time this
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Agreement is in effect, at any meeting of the stockholders of the Company, however called, Seller shall (a) vote the Voting Shares in favor of the Merger;
(b) vote the Voting Shares against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) vote the Voting Shares against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries;
(ii) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization or liquidation of the Company and its subsidiaries; (iii) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by Merger Sub; (iv) any material change in the present

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capitalization or dividend policy of the Company; or (v) any other material change in the Company's corporate structure or business. Seller hereby revokes any proxy previously granted by him with respect to the Voting Shares.

            1.2 Grant of Irrevocable Proxy; Appointment of Proxy.
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            (i) Seller hereby irrevocably grants to, and appoints, Jean-Jacques
Poutrel, Gerard Compain and Bertrand Cambou, or any of them, in their respective capacities as officers of Merger Sub or Parent, and any individual who shall hereafter succeed to any such office of Merger Sub or Parent, and each of them individually, Seller's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Seller, to vote the Voting Shares in favor of the Merger and other transactions contemplated by the Merger Agreement, against any Acquisition Transaction and otherwise as contemplated by Section 1.1.

            (ii) Seller represents that any proxies heretofore given in respect of the Voting Shares are not irrevocable, and that any such proxies are hereby revoked.

            (iii) Seller understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Seller's execution and delivery of this Agreement. Seller hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Seller under this Agreement in accordance with the terms of the Merger Agreement. Seller hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Seller hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

            1.3 No Inconsistent Arrangements. Seller hereby covenants and agrees
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that, except as contemplated by this Agreement and the Merger Agreement, it shall not (i) except to Parent or Merger Sub, transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Options or Voting Shares or any interest therein, (ii) except with Parent, enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Options or Voting Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Options or Voting Shares, (iv) deposit any Options or Voting Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Voting Shares or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement or which would make any representation or warranty of Seller hereunder untrue or incorrect.

            1.4 No Solicitation. Seller hereby agrees to, and shall cause its
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affiliates, representatives and agents to, immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or any equity interest in, the Company or any of its subsidiaries or any business combination with the Company or any of its subsidiaries. Seller agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of its affiliates,

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representatives or agents, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any Acquisition Transaction, or negotiate, explore or otherwise engage in discussions with any person (other than Merger Sub, Parent or their respective directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other Transactions contemplated by this Agreement. Notwithstanding the foregoing, Seller may, as a representative of the Company, engage in the activities contemplated by and necessary for the Company to engage in the activities permitted under Section 5.9 of the merger Agreement.

            1.5 Reasonable Best Efforts. Subject to the terms and conditions of
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this Agreement, Seller hereby agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Seller shall promptly consult with Parent and provide any necessary information and material with respect to all filings made by Seller with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

            1.6 Waiver of Appraisal Rights. Seller hereby waives any rights of
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appraisal or rights to dissent from the Merger that it may have.

            2. Representation and Warranties. Seller hereby represents and
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warrants to Parent as follows:

                  (a) Title. Seller has good and valid title to the Owned
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            Shares, free and clear of any lien, pledge, charge, encumbrance or claim of whatever nature.

                  (b) Ownership of Shares. On the date hereof, the Owned Shares
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            are owned of record or beneficially by Seller and, on the date hereof, the Owned Shares constitute all of the Shares owned of record or beneficially by Seller. Seller has sole voting power and sole power of disposition with respect to all of the Owned Shares, with no restrictions, subject to applicable federal securities laws, on Seller's rights of disposition pertaining thereto.

                  (c) Power; Binding Agreement. Seller has the legal capacity,
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            power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Seller will not violate any other agreement to which Seller is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

                  (d) No Conflicts. Other than in connection with or in
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            compliance with the provisions of the Exchange Act, no
            authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the

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            consummation by Seller of the transactions contemplated by this
            Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, encumbrance, pledge, charge or claim upon any of the properties or assets of Seller under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Seller is a party or by which its properties or assets are bound.

                  (e) No Finder's Fees. No broker, investment banker, financial
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            advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee, commission or contingent payment in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller.

            3. Additional Shares. Seller hereby agrees, while this Agreement is
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in effect, to promptly notify Parent of the number of any new Shares acquired by
Seller, if any, after the date hereof.

            4. Further Assurances. From time to time, at Parent's request and
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without further consideration, Seller shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by
Section 1 of this Agreement.

            5. Miscellaneous.
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            5.1 Termination; Non-Survival. The representations and warranties
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made herein shall terminate upon the earlier of (i) the date on which the Merger
Agreement is terminated and (ii) the Effective Time, other than Seller's representations and warranties in Sections 2(a) and (b) which shall survive either of such events indefinitely.

            5.2 Entire Agreement; Assignment. This Agreement (i) constitutes the
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entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise, provided that Parent may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

            5.3 Amendments. This Agreement may not be modified, amended, altered
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or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

            5.4 Notices. All notices, requests, claims, demands and other
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communications hereunder shall be in writing and shall be given by hand delivery, telegram, telex or telecopy or

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by any courier service, such as Federal Express, providing proof of delivery.
All communications hereunder shall be delivered to the respective parties at the following addresses:

         If to Seller:

                           Idaho Corp
                           1003 Mansell Road
                           Roswell, Georgia 30076
                           Attention: President and CEO
                           Telecopy:  (770) 594-6041

         copy to:

                           Hunton & Williams
                           Bank of America Plaza
                           600 Peachtree Street, N.E.
                           Atlanta, Georgia 30308
                           Attention:  Scott M. Hobby, Esq.
                                       W. Tinley Anderson, III, Esq.
                           Telecopy:  (404) 888-4190

         If to Parent:

                           Istanbul S.A.
                           9, quai de Dion Bouton
                           92816 Puteaux Cedex
                           FRANCE
                           Attention:  Gerard Compain
                           Telecopy:  01 47 72 56 95

         copy to:

                           Tour Ernst & Young
                           92037 Paris La Defense Cedex
                           FRANCE
                           Attn:  Raphaelle Francois-Poncet
                           Telecopy:  01 58 47 48 00

                           and

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Attention: David A. Katz, Esq.
                                      David C. Karp, Esq.
                           Telecopy: (212) 403-2000


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or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

            5.5 Governing Law; Jurisdiction. This Agreement shall be governed by
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and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of Seller, Parent and Merger Sub irrevocably submits to the exclusive jurisdiction of any Delaware state or federal court sitting in the State of Delaware in any action arising out of or relating to this Agreement, hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court, and hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

            5.6 Specific Performance. Seller recognizes and acknowledges that a
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breach by it of any covenants or agreements contained in this Agreement will cause Parent to sustain damages for which it would not have an adequate remedy at law, and therefore Seller agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

            5.7 Counterparts. This Agreement may be executed in counterparts,
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each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

            5.8 Descriptive Headings. The descriptive headings used herein are
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inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            5.9 Severability. Whenever possible, each provision or portion of
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any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.



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            IN WITNESS WHEREOF, Parent and Seller have caused this Agreement to be duly executed as of the day and year first above written.

                                             INGENICO, S.A.


                                             By: /s/ Jean-Jacques Poutrel
                                                 -----------------------------
                                                Name:  Jean-Jacques Poutrel
                                                Title: Chairman and CEO


                                             GERARD COMPAIN


                                                /s/ Gerard Compain
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